                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c) or
Subsection 240.14a-12

                  FRANKFORT FIRST BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

                  FRANKFORT FIRST BANCORP, INC.
----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Rules 0-11(c)(1)(iii), 14a-6(i)(1), or
      14a-6(i)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11:
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                             October 10, 1996






Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Frankfort First Bancorp, Inc. to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 12, 1996 at 4:30 p.m., local time. Your Board of Directors and Management look forward to personally greeting those stockholders able to attend.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Grant Thornton LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, thank you for your interest and support.

                              Sincerely,

                              /s/ William C. Jennings

                              William C. Jennings
                              President

_________________________________________________________________
                   FRANKFORT FIRST BANCORP, INC.
                        216 W. MAIN STREET
                    FRANKFORT, KENTUCKY 40602
                         (502) 223-1638
_________________________________________________________________
               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held on November 12, 1996
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Meeting") of Frankfort First Bancorp, Inc.
(the "Company"), will be held at the main office of First Federal
Savings Bank of Frankfort, 216 West Main Street, Frankfort,
Kentucky at 4:30 p.m. on Tuesday, November 12, 1996.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

         1.   The election of three directors of the Company; and

         2. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing pro-posals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of busi-ness on September 30, 1996, are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Danny A. Garland

                           DANNY A. GARLAND
                           SECRETARY
Frankfort, Kentucky
October 10, 1996
_________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.
_________________________________________________________________

_________________________________________________________________
                      PROXY STATEMENT
                           OF
                FRANKFORT FIRST BANCORP, INC.
                     216 W. MAIN STREET
                 FRANKFORT, KENTUCKY  40602

                ANNUAL MEETING OF STOCKHOLDERS
                      November 12, 1996
_________________________________________________________________

_________________________________________________________________
                            GENERAL
_________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frankfort First Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 12, 1996, at 4:30 p.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about October 10, 1996.

_________________________________________________________________
               VOTING AND REVOCABILITY OF PROXIES
_________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secre-tary of the Company, at the address shown above, by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW AND IN FAVOR OF EACH OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT TO BE CONSIDERED AT THE MEETING. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting.

_________________________________________________________________
          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
_________________________________________________________________

     The securities entitled to notice of and to vote at the Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on September 30, 1996 (the "Record Date"), are entitled to one vote for each share of Common Stock then held.
As of the Record Date, there were 3,450,000 shares of Common Stock issued and outstanding.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 with the Company and the Securities and Exchange Commission ("SEC"). Based on such reports (and certain other written information received by the Company), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock, the shares beneficially owned by the Company's Chief Executive Officer and the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

                                      AMOUNT AND      PERCENT OF
                                      NATURE OF       SHARES OF
NAME AND ADDRESS                      BENEFICIAL     COMMON STOCK
OF BENEFICIAL OWNERS                  OWNERSHIP      OUTSTANDING
------------------                    ---------      ------------

C.M. Gatton                             323,000         9.36%
State & 11th Streets
Bristol, Tennessee  37620

John Hancock Advisors, Inc.             229,418         6.65%
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02117

Frankfort First Bancorp, Inc.           276,000 (1)     8.00%
 Employee Stock Ownership Plan
216 W. Main Street
Frankfort, Kentucky  40602

William C. Jennings                      50,301         1.46%
President and Chief
  Executive Officer

All Executive Officers and              200,915 (2)     5.82%
 Directors as a Group (9 persons)

__________
(1) Includes 24,734 shares that have been allocated among participating employees.
(2) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual either has or shares voting and/or investment power. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Does not include shares with respect to which Directors Regan, Eddins and McGrath have "voting power" by virtue of their positions as trustees of the trust holding 251,266 shares under the Company's ESOP. The ESOP trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the ESOP trustees in proportion to the participant-directed voting of allocated shares. Does not include 138,000 shares held by the Frankfort First Bancorp, Inc. Management Recognition Plan (the "MRP"). Such shares are voted by the MRP trustees (Directors Eddins, McGrath and Regan) in the same proportion as the ESOP trustees vote the shares held in the ESOP.

_________________________________________________________________
                PROPOSAL I -- ELECTION OF DIRECTORS
_________________________________________________________________

     The Company's Board of Directors is composed of eight members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated David G. Eddins and William
C. Jennings both of whom are currently members of the Board, to serve as directors for a three-year period. The Board has also nominated C. Michael Davenport who was appointed to serve the remaining term of Joe R. Johnson who passed away on July 17, 1996.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.


     Under the Company's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

     Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

     The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age as of the Record Date, the year he first became a director of the Company's wholly owned subsidiary, First Federal Savings Bank of Frankfort (the "Bank" or "First Federal"), the expiration of his term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Record Date. With the exception of Mr. Davenport, all of the individuals were initially appointed as director of the Company in 1995 in connection with the Company's incorporation.

                                                            Shares of
                       Age as    Year First                 Common Stock
                       of the    Elected as     Current     Beneficially
                       Record    Director of     Term       Owned at the        Percent
     Name              Date      the Bank      to Expire    Record Date (1)    of Class
---------------------------------------------------------------------------------------

                        BOARD NOMINEE FOR TERM TO EXPIRE IN 1999

David G. Eddins        39        1993         1996           20,240              *
William C. Jennings(2) 60        1973         1996           50,301             1.46%
C. Michael Davenport   37        N/A(3)       1996           40,000             1.16%

                            DIRECTORS CONTINUING IN OFFICE

William M. Johnson     60        1984         1997           10,000              *
Frank McGrath          70        1973         1997           10,000              *
Herman D. Regan, Jr.   67        1988         1997           40,000             1.16%
Charles A. Cotton, III 58        1974         1998            3,000              *
Danny A. Garland       51        1981         1998           27,374              *

_______________
*    Less than 1%.
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual either has or shares voting and/or investment power. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported.
     Does not include shares with respect to which Directors Regan, Eddins and McGrath have "voting power" by virtue of their positions as trustees of the trust holding 251,266 shares under the Company's ESOP. The ESOP trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the ESOP trustees in proportion to the participant-directed voting of allocated shares. Does not include 138,000 shares held by the Frankfort First Bancorp, Inc. Management Recognition Plan (the "MRP"). Such shares are voted by the MRP trustees (Directors Eddins, McGrath and Regan) in the same proportion as the ESOP trustees vote the shares held in the ESOP.
(2) Mr. Jennings is the husband of Joyce H. Jennings, Vice President and Treasurer of the Company.
(3) Mr. Davenport was appointed as director of the Company and the Bank effective September 10, 1996 to serve the remaining term of Joe R. Johnson who passed away on July 17, 1996.


         The principal occupation of each director of the Company for the last five years is set forth below.

     DAVID G. EDDINS is a self-employed certified public accountant. He is currently a member of the Frankfort Area
Chamber of Commerce, the Kentucky Chamber of Commerce, and the National Conference of Practicing CPAs.

     WILLIAM C. JENNINGS has been an employee of First Federal since 1963. He has served as President and Chairman of the Board of First Federal since 1980. He is also currently Moderator and Deacon for the Pigeon Fork Baptist Church. His wife, Joyce H. Jennings, is Vice President and Treasurer of the Bank.

     C. MICHAEL DAVENPORT is an auctioneer, builder, developer, and real estate broker. He serves as President and CEO for C. Michael Davenport, Inc. He presently serves on the board of the Blue Ridge Assembly in North Carolina and the Kentucky Youth Association and is a member of the Frankfort Home Builders Association. He has served previously on the boards of P.U.S.H. and the Franklin County Humane Society, has served as the national director for the Home Builders, and was a past president of the Frankfort Area Chamber of Commerce.

     WILLIAM M. JOHNSON is a self-employed attorney in Frankfort, Kentucky and currently serves as the attorney for the Bank. He serves on the Board of Directors of the YMCA of Frankfort, the Franklin County Development Corporation, and the Frankfort Cemetery. Mr. Johnson is a member of the Kentucky Chamber of Commerce, serves on the Board of Trustees of the Kentucky Bar Center Headquarters, and is Secretary of the Capital City Performing Arts Foundation.

     FRANK MCGRATH has served as President of Frankfort Lumber Company since 1989. Prior to this date, Mr. McGrath was manager. He is a member of the Kentucky Lumber and Building Material Association, the Frankfort/Franklin County Chamber of Commerce, the Kentucky Chamber of Commerce, and the Lawrenceburg First Christian Church.

     HERMAN D. REGAN, JR. had served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, since 1975, until he retired in August 1994. He is a registered professional engineer, a member of the Kentucky Society of Professional Engineers, and the National Society of Professional Engineers. Mr. Regan is a charter member of the Institute for Water Resources, APWA, and a Director of the Baptist Health Care Systems. He is also a member of the Kentucky-Tennessee Water Environment Federation, the National Water Environment Federation, the American Public Works Association, the First Baptist Church of Frankfort, Kentucky and the University of Kentucky Alumni Association.

     CHARLES A. COTTON, III has served as the Commissioner of the Department of Housing, Building & Construction of the Commonwealth of Kentucky since 1981. He is the past president and a director of the National Conference of States on Building Codes and Standards. He is also a past member of the YMCA of Frankfort Board of Directors, a past Board member of Galileons Home, President of the St. Vincent de Paul Society of Frankfort, a Board member of the Coalition of Committed Christians Homeless Shelter and Soup Kitchen and involved with the Simon House as a Fundraiser.

     DANNY A. GARLAND has been an employee of First Federal since 1975 and has served as Vice President and Secretary of First Federal since 1981. Mr. Garland also serves on the Frankfort Chamber of Commerce and the Kentucky Book Fair. He is a member of the Frankfort Optimist Club, the Bluegrass Striders running Club, the Frankfort Board of Realtors, and the Capital Community Economic and Industrial Development Authority. He is a former Frankfort City Commissioner. He has served on the FCA State Tournament Breakfast Committee, the Girls Sweet 16 Executive Committee, the Administrative Board of First United Methodist Church and the Board of Directors of the YMCA of Frankfort. He has also coached several youth basketball and baseball teams in Frankfort.


_________________________________________________________________
        MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
_________________________________________________________________

     The Boards of Directors of the Company and the Bank hold regular semi-monthly meetings and hold special meetings as needed. During the fiscal year ended June 30, 1996, the Board of the Company met 12 times and the Board of the Bank met 23 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held while he was a member during the fiscal year ended June 30, 1996 and the total number of meetings held by committees on which he or she served during such fiscal year.

     The Board of Directors of the Company has standing Executive, Loan, Audit and Investment Committees. The Audit Committee for fiscal 1996 consisted of Directors David Eddins (Chairman), Herman D. Regan, Jr. and Joe R. Johnson. The Audit Committee met two times during fiscal year 1996. Due to the death of Director Johnson, Director William M. Johnson will serve on this committee in fiscal year 1997.

     The Compensation Committee consists of Directors William C. Jennings, Charles A. Cotton, III, William M. Johnson and Frank McGrath. The Compensation Committee met once during fiscal year 1996. Effective with fiscal year 1997, Mr. Jennings resigned from the Compensation Committee so that that committee would consist entirely of non-employee directors.

     The Company and the Bank also do not have standing Nominating Committees. Under the Company's current Bylaws, the Board of Directors or a committee appointed by the Board acts as a nominating committee for selecting management's nominees for election as directors. The full Board of Directors served as a nominating committee for the nominees chosen for election as directors at the Meeting. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose.

_________________________________________________________________
   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
_________________________________________________________________

     OVERVIEW AND OBJECTIVES. Composed of the full Board of Directors, the Compensation Committee (the "Committee") of the Board of Directors establishes the Company's and the Bank's executive compensation policies. The Committee is responsible for developing the Company's and the Bank's executive compensation policies generally, and for implementing those policies for the Company's and Bank's executive officers, including the Chief Executive Officer. The Committee's overall objectives in designing and administering the specific elements of the Company's and the Bank's executive compensation program include the following:

     . To align executive compensation with increases in stockholder value;

     . To provide incentives for executive officers to promote the success of the Bank and the Company;

     . To attract, retain and motivate executive officers for the long-term success of the Bank and the Company; and

     . To facilitate stock ownership through the granting of stock options and through share awards issued through the ESOP and through a management recognition plan.

     In furtherance of these objectives, the Company's and Bank's executive compensation program consists of the following components.


     .   Base Salary.  The Board of Directors of the Bank
approved the terms of employment agreements with William C. Jennings, Chairman and President of the Company and the Bank, Danny A. Garland, Vice President and Secretary of the Company and the Bank, and Joyce H. Jennings, Vice President and Treasurer of the Company and the Bank. These agreements set forth the base salary of such executive officers. In establishing base salaries, the Committee considers a number of factors, including the officer's experience, tenure, abilities and performance and reviews regional and national surveys of salaries paid to executive officers of other savings and loan holding companies and other financial institutions similar in size and other characteristics. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

     .    Bonuses.  Historically, bonuses have been paid at the
end of the calendar year and end of the fiscal year at the discretion of the Board. Bonus payments in the past have been less than fifteen (15%) percent of the annual compensation of the employee.

          Historically, the board has authorized a December bonus for all employees of just over eight (8%) percent of annual base compensation and, based upon profitability, has sometimes paid just over four (4%) percent of annual base compensation as a bonus in June. The Board anticipates that similar bonus payments will continue to be made.

     .    Stock Related Award Plans.  The Committee believes that
stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock.

     Stock Option and Incentive Plan. In connection with the Bank's stock conversion, the Company adopted the Frankfort First Bancorp, Inc. 1995 a Stock Option and Incentive Plan (the "Option Plan") as a means of providing directors and key employees the opportunity to acquire a proprietary interest in the Company and to align their interests with those of the Company's stockholders. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company and the Bank to promote the success of the business of the Company.

     Under this plan, participants are eligible to receive stock options and stock appreciation rights ("SARs"). Awards under this plan are subject to vesting and forfeiture as determined by the Committee. Options and SARs are granted at the market value of the Common Stock on the date of the grant. Thus, such awards have value only if the Company's stock price increases. The Committee believes that this plan aligns stockholder and officer's interests and helps to retain and motivate executive officers to improve long-term stockholder value. On January 16, 1996, subsequent to receipt of stockholder approval of the Option Plan, the Committee awarded a total of 344,655 options, of which 241,155 were awarded to executive officers, to purchase shares of Common Stock at an exercise price of $13.00 per share, the fair market value of the Common Stock on the date of grant. Such options vest in 20% increments over a period of five years from the date of grant.

     Management Recognition Plan. In connection with the Bank's stock conversion, the Company adopted the Frankfort First Bancorp, Inc. Management Recognition Plan (the "MRP") to reward personnel of experience and ability in key positions of responsibility, and to encourage their continued service with the Company and the Bank. Under this plan, executive officers, directors and employees may be awarded an aggregate of 138,000 shares of Common Stock upon approval of the plan by stockholders. Awards under this plan vest over a period of five years, and will be subject to forfeiture in the event employment is terminated prior to that time. The Committee believes that because allocations under this plan increases an executive's ownership interest in the Company, they will further align the interests of executives with those of the Company's stockholders generally, and will thus increase their sensitivity to the interests of such stockholders and their attentiveness to the promotion of long-term stockholder value. On January 16, 1996, subsequent to receipt of stockholder approval of the MRP, the Committee awarded a total of 138,000 shares of restricted Common Stock, including 71,760 shares to executive officers of the Company.

     Deferred Compensation Plan. The Bank established on September 24, 1994 a deferred compensation plan for the benefit of the directors and the President and Vice Presidents of the Bank. Pursuant to the terms of this plan, eligible individuals may elect to defer receipt of up to 25% of their future compensation. Deferred amounts are credited to a bookkeeping account in the individual's name. Such accounts are credited quarterly with the investment return which would have resulted if such amounts had been invested, based on the individual's choice, in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of term. Among the purposes of this plan is to attract and retain directors and executive officers by permitting them to elect to have Common Stock measure the appreciation or depreciation of their deferred compensation and to provide them with a direct equity interest in the Company and thereby strengthen the connection between the interest of officers and directors and the interest of the Company's stockholders.

     Other Compensation Plans. The Company and the Bank have also adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate, including the Bank's retirement fund. Executive officers also participate in the Company's ESOP which, provided certain vesting requirements are met, allows executive officers to receive awards of Common Stock, thus further aligning the long-term financial interests of stockholders and executive officers. Pursuant to the terms of the ESOP, a total of 6,838 shares were allocated to executive officers of the Company, including 2,734 shares to Mr. Jennings.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Jennings has been employed by the Bank for over 32 years, and has served as President and Chief Executive Officer for over 15 years. In establishing Mr. Jennings' compensation generally, the Committee takes into account regional and national surveys of salaries paid to chief executive officers of other savings and loan holding companies and other financial institutions similar in size and other characteristics. Mr. Jennings does not participate in Committee decisions governing his compensation or benefits.

     For future years, Mr. Jennings' base salary will be established in accordance with the terms of the employment agreement entered into between the Bank and Mr. Jennings. See "Executive Compensation - Employment Agreements." The Bank's Board of Directors, acting as the Compensation Committee, voted to increase Mr. Jennings' base salary to $80,000 per year beginning in September 1994. The Board determined that even with this increase, Mr. Jennings' salary was below that of many other banks of similar size and activities. The Board also determined that the increase was appropriate given the added responsibility involved in managing a stock-owned company. The Compensation Committee reviewed Mr. Jennings base salary during fiscal year 1995 and determined to keep it at its current level. On January 16, 1996, Mr. Jennings was awarded options to purchase 80,385 shares of Common Stock at an exercise price of $13.00 per share, subject to a five year vesting schedule. In addition, Mr. Jennings was granted 24,840 shares of restricted stock under the MRP.

     The Committee believes that the Company's executive compensation program serves the Company and all of its stockholders by providing a direct link between the interest of executive officers and those of stockholders generally, and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1996, Mr. William C. Jennings, Chairman, President and Chief Executive Officer of the Company served on the Compensation Committee of the Board of Directors. He also served as an executive officer of the Company. Mr. Jennings did not participate in decisions of the Compensation Committee with respect to his compensation. Effective with fiscal 1997, Mr. Jennings resigned from the Compensation Committee so that that committee would consist entirely of non-employee directors.

                             THE COMPENSATION COMMITTEE

                             William C. Jennings
                             Charles A. Cotton, III
                             William M. Johnson
                             Frank McGrath


_________________________________________________________________
                   EXECUTIVE COMPENSATION
_________________________________________________________________

SUMMARY COMPENSATION TABLE

     The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the Bank. No other executive officer received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1996.

                                                                           Long-Term
                                                                      Compensation Awards
                                      Annual Compensation            -----------------------
Name and                          -------------------------------   Restricted    Securities        All
Principal                Fiscal                    Other Annual       Stock       Underlying        Other
Position                  Year  Salary   Bonus    Compensation(1)   Award(s)(2)    Options       Compensation
---------------------------------------------------------------------------------------------------------------

William C. Jennings      1996  $80,000   $6,666    $ 7,200         $322,920 (3)    80,385        $26,004(4)
  President and Chief    1995   77,667    9,222      6,600               --            --          5,680
  Executive Officer      1994   64,800    8,875      6,000               --            --             --

________________
(1) "Other Annual Compensation" represents directors' fees.
(2) Calculated as the number of shares of restricted stock awarded (24,840 shares) multiplied by the closing market price of the Common Stock ($13.00) on the date of grant.
(3) As of June 30, 1996, Mr. Jennings held 24,840 shares of restricted Common Stock awarded under the Company's management recognition plan ("MRP") with an aggregate value of $298,080 based on the closing price of the Common Stock on June 30, 1996. These shares vest at the rate of 20% per year from the date of grant (January 16, 1996), subject to accelerated vesting upon death or disability. Dividends are payable on these shares to the extent paid on the Common Stock generally.
(4) Consists of contributions by the Company to Mr. Jennings' account in the ESOP.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning the value of options held by the Chief Executive Officer at June 30, 1996.

                        Number of Securities            Value of Unexercised
                       Underlying Unexercised           In-the-Money Options
                    Options at Fiscal Year-End          at Fiscal Year-End (1)
                    ----------------------------    -----------------------------
Name                Exercisable    Unexercisable    Exercisable     Unexercisable
----                -----------    -------------    -----------     -------------

William C. Jennings    $ --           80,385          $ --            $  N/A  (2)

__________
(1) Represents the difference between the fair market value of the underlying shares of Common Stock at fiscal year-end and the exercise price.
(2) The exercise price of Mr. Jennings' options ($13.00 per share) exceeded the fair market value of the Common Stock at June 30, 1996.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grants of stock options under the Option Plan to the Company's
Chief Executive Officer.

                                           Individual Grants
                     --------------------------------------------------------------        Potential Realizable
                     Number of       % of Total                                           Value at Assumed Annual
                     Securities        Options                  Market                     Rates of Stock Price
                     Underlying       Granted to               Price on                Appreciation for Option Term (2)
                       Options       Employees in   Exercise    Date of  Expiration  --------------------------------
Name                 Granted (1)     Fiscal Year     Price      Grant       Date         5%                   10%
----------------------------------------------------------------------------------------------------------------------

William C. Jennings    80,385           33.3%       $13.00      $13.00     1/15/06     $658,353            $1,661,558

____________
(1) All options vest at the rate of 20% per year from the effective date of grant, January 16, 1996. To the extent not already exercisable, the options generally will become immediately exercisable in the event of a change in control of the Company, generally defined as the acquisition of beneficial ownership of 25% or more of the Company's voting securities by any person or group of persons.
(2) Calculated as (i) the difference between (a) the product of the per share market price of the Common Stock at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (5% or 10%, compounded annually over the term of the option, and (b) the exercise price of the option,
    (ii) multiplied by the number of shares underlying the option.

PENSION PLAN

     Effective July 1, 1994, the Bank adopted the FIRF Pension Trust (the "Pension Plan") for the benefit of all employees who are at least 21 years of age and have completed one year of service. A participant becomes fully vested after six years of service.

     The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled.

                                   Years of Service
  Average          ---------------------------------------------
Compensation         15       20        25         30       35

--------------     ------   ------    ------    ------    ------


$ 20,000          $ 3,750   $ 5,000   $ 6,250   $ 7,500   $ 8,750
  40,000            7,500    10,000    12,500    15,000    17,500
  60,000           11,250    15,000    18,750    22,500    26,250
  80,000           15,000    20,000    25,000    30,000    35,000
 100,000           18,750    25,000    31,250    37,500    43,750

     Participants in the Pension Plan will receive an annual benefit based on average salary and years of service at the time of retirement, which is not subject to offset for social security payments. Average salary for purposes of determining a participant's benefit consists of salary only, exclusive of overtime, bonuses and other special payments. At June 30, 1996, Mr. Jennings had 32 years of credited service under the Pension Plan.

SELECTED BENEFIT PLANS AND ARRANGEMENTS

     Deferred Compensation Plan. The Bank's Board of Directors has established as of September 27, 1994 the First Federal Savings Bank of Frankfort Deferred Compensation Plan (the "Deferred Compensation Plan") for the exclusive benefit of members of the Bank's Board of Directors and the President and Vice Presidents of the Bank. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and eligible officers may elect to defer receipt of up to 25% of their future compensation. Deferred amounts are credited to a bookkeeping account in the participant's name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of their term. Participants may cease future deferrals any time. Changes in participant elections generally become effective only as of the following January 1st, except that elections designating a beneficiary or ceasing future contributions are given immediate effect.

     A participant may elect to have the amounts deferred and any related accumulated earnings thereon distributed beginning during the first 15 days of January of either the calendar year immediately following termination of employment, a specific date following employment not later than the year in which the participant will attain 70 years of age, or the year in which the participant attains 70 years of age. At the election of the participants, distributions will either be in a lump sum or monthly over a period of not more than 10 years. Participants may change elections as to the timing or form of distributions only with respect to subsequently deferred compensation. The Bank contributes the aggregate amounts deferred to a trust associated with the Deferred Compensation Plan. Contributions to such trust are made on a quarterly basis and the funds used for eventual payments to participants. The trust is administered by Don D. Jennings, Vice President of the Bank, who is the son of William C. Jennings and Joyce H. Jennings.

     Employment Agreements. The Company and the Bank have entered into separate employment agreements (the "Employment Agreements") with William C. Jennings, Chairman of the Board and President of First Federal and of the Company; Danny A. Garland, Vice President and Secretary of First Federal and the Company; and Joyce H. Jennings, Vice President and Treasurer of First Federal and the Company (collectively, the "Executives"). In such capacities, the Executives are responsible for overseeing all operations of First Federal and the Company, and for implementing the policies adopted by the Boards of Directors of the Company and the Bank. The Boards believe that the Employment Agreements assure fair treatment of the Executives in relation to their careers with the Company and First Federal by assuring them of some financial security.

     The Employment Agreements became effective on the date of completion of the conversion of the Bank to stock form and provide for a term of three years, with an annual base salary for Mr. Jennings, Mr. Garland and Ms. Jennings equal to $80,000, $65,000 and $55,000, respectively. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment will be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Boards of Directors that the performance of the Executive has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreements provide the Executives with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave and reimbursement for reasonable out-of-pocket expenses. Each Employment Agreement will terminate upon death or disability, and is terminable by First Federal for "just cause" as defined in the Employment Agreement. In the event of termination for just cause, no severance benefits are available. If the Company or First Federal terminates an Executive without just cause, he or she will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of his or her Employment Agreement plus an additional 12-month period. If an Employment Agreement is terminated due to the Executive's "disability" (as defined in the Employment Agreement), he or she will be entitled to a continuation of his or her salary and benefits for the period preceding such termination of employment. In the event of an Executive's death during the term of his or her Employment Agreement, his or her estate will be entitled to receive his or her salary through the end of the month of the Executive's death. Severance benefits payable to the Executive or to his or her estate will be paid in a lump sum or in installments, as he or she (or his or her estate) elects. An Executive is able to voluntarily terminate his or her Employment Agreement by providing 60 days' written notice to the Boards of Directors of First Federal and the Company, in which case he or she is entitled to receive only his or her compensation, vested rights and benefits up to the date of termination.

     Each Employment Agreement contains provisions stating that in the event of the Executive's involuntary termination of employment in connection with, or within one year after, any change in control of First Federal or the Company, other than for "just cause," the Executive will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he or she receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of First Federal's or Company's voting stock, the control of the election of a majority of First Federal's or the Company's directors, or the exercise of a controlling influence over the management or policies of First Federal or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or First Federal at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or First Federal, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreements with First Federal provide that within five business days of a change in control, First Federal shall fund, or cause to be funded, a trust in the amount of 2.99 times his or her base amount, that will be used to pay the Executive amounts owed to him or her upon termination other than for just cause within one year of the change in control. The amount to be paid to each Executive from this trust upon his or her termination is determined according to the procedures outlined in the Employment Agreements with First Federal, and any money not paid to the Executive is returned to First Federal. The Employment Agreements also provide for a similar lump sum payment to be made in the event of an Executive's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by the Executive, including (i) the requirement that he or she perform his or her principal executive functions more than 35 miles from First Federal's current primary office, (ii) a reduction in his or her base compensation as then in effect, (iii) the failure of the Company or First Federal to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans,
(iv) the assignment to an Executive of duties and responsibilities which are other than those normally associated with his or her position with First Federal, (v) a material reduction in his or her authority and responsibility, and (vi) in the case of Mr. Jennings and Mr. Garland, the failure to re-elect them to the Company's or First Federal's Board of Directors. The aggregate payments that would be made to Mr. Jennings, Mr. Garland and Ms. Jennings assuming their termination of employment under the foregoing circumstances at June 30, 1996 would have been approximately $226,454, $189,000 and $153,522, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. Under the terms of the Employment Agreements, in the event that an Executive prevails over the Company and First Federal in a legal dispute as to his or her Employment Agreement, he or she will be reimbursed for his or her legal and other expenses.

_________________________________________________________________
                 DIRECTORS' COMPENSATION
_________________________________________________________________

     Fees. The Bank's directors receive fees of $600 per month and $100 per meeting for certain committee meetings. During
fiscal 1996, directors' fees totaled $59,800.   Directors do not
receive separate compensation for service on the Board of Directors of the Bank. Pursuant to the Frankfort First Bancorp, Inc. Stock Option and Incentive Plan (the "Option Plan"), non-employee directors of the Company received automatic grants of stock options in fiscal year 1996. Each director who was not an employee on the effective date of the Option Plan (Directors Cotton, Eddins, Johnson, McGrath and Regan) received options to purchase 17,250 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant ($13 per share),
subject to adjustment in certain circumstances. All such options will expire on January 16, 2006. In addition, pursuant to the MRP, non-employee directors each received a plan share award of 6,900 shares of restricted Common Stock. Such shares vest at the rate of 20% per year from the effective date of the award (January 16, 1996).

_________________________________________________________________
                TRANSACTIONS WITH MANAGEMENT
_________________________________________________________________

     Director William M. Johnson received fees for services rendered as the Bank's attorney in the amount of $19,655 for fiscal year 1996.

     First Federal offers loans to its directors, officers, and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, First Federal's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans above the greater of $25,000 or 5% of First Federal's capital and surplus (i.e., up to $1.8 million) to such persons must be approved in advance by a disinterested majority of the Board of Directors. At June 30, 1996, First Federal's loans to directors and executive officers totalled $272,000, or 0.8% of the Bank's retained earnings at that date.



STOCK PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Common Stock since the commencement of trading or the Common Stock on July 10, 1995 compared with the cumulative total return of (i) the Nasdaq Stock Market Index -- U.S.; and
(ii) the Nasdaq Stock Market Bank Index. Cumulative total return on the stock or the index equals the total increase in value since July 10, 1995, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on July 10, 1995 in the Common Stock and in each of the indices. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

         Line graph appears hear depicting the current value of $100 invested in Frankfort First Bancorp, Inc. on July 10, 1995 through June 30, 1996 as being $164 compared with $123 for a $100 investment in the Nasdaq Stock Market Index - U.S. and $127 for a
$100 investment in the Nasdaq Stock Market Bank Index.



                                      7/10/95          6/30/96
                                      -------          -------

Frankfort First Bancorp, Inc.          100              164
Nasdaq Stock Market Index - U.S.       100              123
Nasdaq Stock Market Bank Index         100              127



_________________________________________________________________
          RELATIONSHIP WITH INDEPENDENT AUDITORS
_________________________________________________________________

     Butler & Associates, P.S.C. was the Company's independent certified public accountant for the 1995 fiscal year. On March 27, 1996, the Company, with the approval of the Board of Directors, decided to dismiss Butler & Associates, P.S.C., and to engage Grant Thornton LLP. Butler & Associates, P.S.C. served as the Company's independent public auditors from 1987 through the fiscal period ended June 30, 1995. The Board of Directors' decision to engage Grant Thornton LLP is based on the resources of that firm's community-based financial institution practice. Butler & Associates, P.S.C.'s reports on the financial statements of the Company for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have not been any disagreements between the Company and Butler & Associates, P.S.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Butler & Associates, P.S.C., would have caused it to make reference to the subject matter of such disagreement in connection with its report.

     The Board of Directors presently intends to renew the Company's arrangement with Grant Thornton LLP to be its independent certified public accountant for the fiscal year ending June 30, 1997. A representative of Grant Thornton LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

_________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
_________________________________________________________________

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the past fiscal year, the Company believes that, during the fiscal year ended June 30, 1996, all of its officers, directors and stockholders owning in excess of 10% of the Company's outstanding Common Stock complied with these requirements.

_________________________________________________________________
                           OTHER MATTERS
_________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should pro-perly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

_________________________________________________________________
                        MISCELLANEOUS
_________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.


     The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

_________________________________________________________________
                      STOCKHOLDER PROPOSALS
_________________________________________________________________

     In order to be eligible to be considered for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 216
W. Main Street, Frankfort, Kentucky 40602, no later than June 12, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Danny A. Garland

                           DANNY A. GARLAND
                           SECRETARY
Frankfort, Kentucky
October 10, 1996
_________________________________________________________________
                          FORM 10-K
_________________________________________________________________

     A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FRANKFORT FIRST BANCORP, INC., 216 W. MAIN STREET, FRANKFORT, KENTUCKY 40602.
_________________________________________________________________


                          REVOCABLE PROXY
                    FRANKFORT FIRST BANCORP, INC.
                        FRANKFORT, KENTUCKY

_________________________________________________________________
                   ANNUAL MEETING OF STOCKHOLDERS
                         NOVEMBER 12, 1996
_________________________________________________________________

     The undersigned hereby appoints Charles A. Cotton III, Frank McGrath and William M. Johnson, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Frankfort First Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky, on Tuesday, November 12, 1996 at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:

                                                        VOTE
                                            FOR        WITHHELD
                                            ---        --------

I.   The election as directors of all
     nominees listed below (except as
     marked to the contrary below).         [   ]       [   ]

     David G. Eddins
     William C. Jennings
     C. Michael Davenport

     INSTRUCTION:  TO WITHHOLD YOUR VOTE
     FOR ANY INDIVIDUAL NOMINEE, INSERT THAT
     NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

     __________________________________________


     The Board of Directors recommends a vote "FOR" the nominees.

_________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT
THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER
BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH
RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE
NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND
MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. _________________________________________________________________

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a proxy statement dated October 10, 1996 and an annual report.

Dated: _______________________, 1996


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

_________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
_________________________________________________________________